EXHIBIT 99.1

400 Centre Street, Newton, MA 02458-2076	tel: (617) 964-8389 fax: (617) 969-5730

FOR IMMEDIATE RELEASE	Contact:
Timothy A. Bonang,
Manager of Investor Relations
(617) 796-8149
www.hptreit.com

Hospitality Properties Trust Announces Third Quarter Results

Newton, MA (November 1, 2006):  Hospitality Properties Trust (NYSE: HPT) today announced its results of operations for the quarter and nine months ended September 30, 2006.

Results for the quarter ended September 30, 2006:

Net income was $36.6 million for the quarter ended September 30, 2006, compared to $30.6 million for the same quarter last year.  Net income available for common shareholders was $34.6 million, or $0.47 per share, for the quarter ended September 30, 2006, compared to $28.7 million, or $0.40 per share, for the same quarter last year.

Funds from operations (FFO) for the quarter ended September 30, 2006, were $77.0 million, or $1.05 per share.  This compares to FFO for the quarter ended September 30, 2005, of $69.7 million, or $0.97 per share.

The weighted average number of common shares outstanding totaled 73.6 million and 71.9 million for the quarters ended September 30, 2006 and 2005, respectively.

Results for the nine months ended September 30, 2006:

Net income was $107.2 million for the nine months ended September 30, 2006, compared to $81.7 million for the same period last year.  Net income available for common shareholders was $101.4 million, or $1.40 per share, for the nine months ended September 30, 2006, compared to $76.0 million, or $1.10 per share, for the same period last year.  Net income and net income available for common shareholders for the nine months ended September 30, 2005, included a $7.3 million, or $0.11 per share, loss on asset impairment.

Funds from operations (FFO) for the nine months ended September 30, 2006, were $232.1 million, or $3.20 per share.  This compares to FFO for the nine months ended September 30, 2005, of $197.8 million, or $2.86 per share.

The weighted average number of common shares outstanding totaled 72.5 million and 69.2 million for the nine months ended September 30, 2006 and 2005, respectively.

A Maryland Real Estate Trust with transferable shares of beneficial interest listed on the New York Stock Exchange.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Portfolio Performance:

For HPT’s 308 hotels open during the 2006 and 2005 periods, revenue per available room, or RevPAR, for the quarter ended September 30, 2006, versus the same quarter last year increased 7.1% to $72.84.  Average daily rate, or ADR, rose to $97.38 a 8.4% improvement, while occupancy decreased by 0.9 percentage points to 74.8% from the prior year period.

For HPT’s 308 hotels open during the 2006 and 2005 periods RevPAR for the nine months ended September 30, 2006, versus the same period last year increased 10.5% to $72.96.  ADR rose to $98.33 a 9.9% improvement, while occupancy increased by 0.4 percentage points to 74.2% from the prior year period.

Financing Activities:

On July 26, 2006, HPT sold two million common shares of beneficial interest at a price of $43.66 per share in a public offering.  On July 28, 2006, HPT sold an additional 300,000 common shares of beneficial interest at a price of $43.66 pursuant to an over allotment option granted to the underwriters.  Net proceeds from both these sales of approximately $95.8 million after underwriting and other offering expenses were used to repay borrowings outstanding under HPT’s revolving bank credit facility and for general business purposes.

On August 22, 2006, HPT amended and extended the maturity of its $750 million unsecured revolving bank credit facility.  As a result of the amendment, the maturity date was extended to October 24, 2010.  HPT has the option to extend the facility for one additional year.  The annual interest rate payable for drawn amounts under the facility was reduced to LIBOR plus 55 basis points and certain financial and other covenants in the facility were amended to reflect current market conditions.

Investing Activities:

On September 18, 2006, HPT announced it had agreed to purchase TravelCenters of America, Inc. (“TA”) from a group of private equity investors for total consideration of approximately $1.9 billion.  TA owns and operates a cross country network of 162 hospitality and fuel service areas along the U.S. Interstate Highway System.  When this transaction is closed, HPT intends to spin out the operating assets of TA, including the franchise agreements, to HPT shareholders in a distribution to create a separately traded public company (“New TA”).  Substantially all of TA’s real estate assets will be retained by HPT and leased to New TA under a long term agreement.

HPT currently expects to close on this transaction in early 2007 and has arranged a commitment for interim financing from affiliates of Merrill Lynch & Co.  HPT currently anticipates long term financing for this transaction through the issuance of both debt and equity securities.  The record date for the spin out distribution, the material terms of the proposed lease from HPT to New TA, pro forma financial information for HPT and New TA and other information with respect to New TA are expected to be included in SEC filings to be made in connection with the spin out distribution.  These filings are currently anticipated to occur before year end 2006.

Conference Call:

On Wednesday, November 1, 2006, at 1:00 p.m. Eastern Time, John Murray, president and chief operating officer, and Mark Kleifges, chief financial officer, will host a conference call to discuss the results for the quarter ended September 30, 2006.

The conference call telephone number is (888) 202-2422.  Participants calling from outside the United States and Canada should dial (913) 981-5592.  No pass code is necessary to access the call from either number.  Participants should dial in about 15 minutes prior to the scheduled start of the call.  A replay of the conference call will be available through Tuesday, November 7, 2006.  To hear the replay, dial (719) 457-0820. The replay pass code is 4990653.

A live audio webcast of the conference call will also be available in a listen only mode on the company’s web site, which is located at www.hptreit.com.  Participants wanting to access the webcast should visit the company’s web site about five minutes before the call.  The archived webcast will be available for replay on HPT’s web site for about one week after the call.

Supplemental Data:

A copy of HPT’s Third Quarter 2006 Supplemental Operating and Financial Data is available for download at HPT’s web site, www.hptreit.com.

Hospitality Properties Trust is a real estate investment trust, or REIT, which owns 310 hotels located in 38 states, Puerto Rico and Canada. HPT is headquartered in Newton, Massachusetts.

WARNING REGARDING FORWARD LOOKING STATEMENTS

SOME OF THE STATEMENTS IN THIS PRESS RELEASE CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.

IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS INCLUDE THE FOLLOWING:

•                  THIS PRESS RELEASE STATES THAT HPT EXPECTS THE TA TRANSACTION TO CLOSE IN EARLY 2007.  THE CLOSING OF THIS TRANSACTION REQUIRES SEC CLEARANCE OF A REGISTRATION STATEMENT FOR THE DISTRIBUTION OF NEW TA SHARES TO HPT SHAREHOLDERS, VARIOUS STATE AND LOCAL REGULATORY APPROVALS AND VARIOUS APPROVALS FROM THIRD PARTIES TO TA CONTRACTS.  HPT CAN PROVIDE NO ASSURANCE THAT ALL THESE APPROVALS WILL BE OBTAINED.  SOME OF THESE APPROVALS MAY BE DELAYED OR DENIED AND THE EFFECT MAY BE TO DELAY OR VOID THIS TRANSACTION.

•                  THIS PRESS RELEASE STATES HPT’S EXPECTATION THAT, IF THE TA ACQUISITION CLOSES, HPT WILL SPIN OUT NEW TA, WHICH WILL BECOME A SEPARATELY TRADED COMPANY. THE SPIN OUT OF SHARES OF NEW TA, IS DEPENDENT ON A REGISTRATION STATEMENT FOR THE NEW TA SHARES BEING DECLARED EFFECTIVE BY THE SEC AND OTHER FILINGS WITH THE SEC BEING MADE. THE PREPARATION OF THESE SEC FILINGS IS A COMPLEX PROCESS.  HPT CURRENTLY BELIEVES THE FILING OF THE REGISTRATION STATEMENT CAN BE COMPLETED BEFORE YEAR END 2006. HOWEVER, THESE FILINGS MAY BE DELAYED FOR NUMEROUS REASONS, INCLUDING COMPILATION OF THE REQUIRED FINANCIAL DATA IN THE FORMAT REQUIRED FOR SEC FILINGS. MOREOVER, THE EFFECTIVENESS OF THE REGISTRATION STATEMENT FOR THE SPIN OFF IS SUBJECT TO COMPLETION OF THE SEC REVIEW AND COMMENT PROCESS, WHICH HPT DOES NOT CONTROL.

•                  OTHER RISKS MAY ADVERSELY IMPACT US AND THE FORWARD LOOKING STATEMENTS IN, OR IMPLIED BY, THIS PRESS RELEASE.

PLEASE SEE HPT’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2005, UNDER “ITEM 1A. RISK FACTORS”, FOR DESCRIPTION OF SOME OF THESE OTHER RISKS.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS. EXCEPT AS REQUIRED BY LAW, HPT UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Hospitality Properties Trust

CONSOLIDATED STATEMENT OF INCOME AND FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Revenues:
Hotel operating revenues (1)	$230,412	$184,379	$665,867	$510,485
Rental income	32,924	31,919	98,270	94,874
FF&E reserve income (2)	5,242	4,963	15,505	14,200
Interest income	537	426	1,387	956
Total revenues	269,115	221,687	781,029	620,515

Expenses:
Hotel operating expenses (1)	168,906	134,888	485,720	367,657
Interest (including amortization of deferred financing costs of $676, $606, $1,921 and $2,285, respectively)	20,801	16,056	60,951	49,076
Depreciation and amortization	36,435	34,462	107,235	96,924
General and administrative	6,410	5,696	19,950	17,856
Loss on asset impairment (3)	—	—	—	7,300
Total expenses	232,552	191,102	673,856	538,813

Net income	36,563	30,585	107,173	81,702
Preferred distributions	(1,914)	(1,914)	(5,742)	(5,742)
Net income available for common shareholders	$34,649	$28,671	$101,431	$75,960

Calculation of FFO (4):
Net income available for common shareholders	$34,649	$28,671	$101,431	$75,960
Add: FF&E deposits not in net income (2)	470	490	1,515	1,487
Depreciation and amortization	36,435	34,462	107,235	96,924
Deferred percentage rent (5)	1,431	1,121	4,607	3,008
Deferred hotel operating income (6)	3,975	4,928	17,318	13,079
Loss on asset impairment (3)	—	—	—	7,300
Funds from operations (“FFO”)	$76,960	$69,672	$232,106	$197,758

Weighted average common shares outstanding	73,613	71,908	72,502	69,173

Per common share amounts:
Net income available for common shareholders	$0.47	$0.40	$1.40	$1.10
FFO (4)	$1.05	$0.97	$3.20	$2.86
Common distributions declared	$0.74	$0.73	$2.21	$2.17

See Notes on page 7.

Hospitality Properties Trust

NOTES TO CONSOLIDATED STATEMENT OF INCOME AND FUNDS FROM OPERATIONS

(amounts in thousands, except per share data)

(1)                                  At September 30, 2006, each of our 310 hotels are included in one of eleven combinations of hotels of which 201 are leased to one of our taxable REIT subsidiaries and managed by independent hotel operating companies and 109 are leased to third parties. Our consolidated statement of income includes hotel operating revenues and expenses of managed hotels and rental income from our leased hotels.

(2)                                  Various percentages of total sales at most of our hotels are escrowed as reserves for future renovations or refurbishment, or FF&E Reserve escrows.  We own the FF&E Reserve escrows for all the hotels leased to our taxable REIT subsidiaries and for most of the hotels leased to third parties.  We have a security and remainder interest in the FF&E Reserve escrows for the remaining hotels leased to third parties.  When we own the FF&E Reserve escrows at hotels leased to third parties we report payments into the escrow as FF&E reserve income.  When we have a security and remainder interest in the FF&E Reserve escrows, deposits are not included in revenue but are included in FFO. We do not report the amounts which are escrowed as FF&E reserves for our managed hotels as FF&E reserve income.

(3)                                  We recorded a $7,300 loss on asset impairment in the second quarter of 2005 to reduce the carrying value of our Prime HotelSM in Atlanta, GA to its net realizable value less cost to sell.  We sold the hotel in September 2005.

(4)                                  We compute FFO as shown. Our calculation of FFO differs from the NAREIT definition because we include FF&E deposits not included in net income (see note 2), deferred percentage rent (see note 5) and deferred hotel operating income (see note 6) and exclude loss on asset impairment (see note 3). We consider FFO to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense, it may facilitate comparison of current operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is among the important factors considered by our board of trustees when determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future capital needs and operating performance.

(5)                                  In calculating net income we recognize percentage rental income received for the first, second and third quarters in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this revenue until the fourth quarter for purposes of calculating net income, we include the amount in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

(6)                                  Our share of the operating results of our managed hotels in excess of the minimum returns due to us are generally determined based upon annual calculations.  We recognize our share of income in excess of our minimum returns in the fourth quarter, which is when all contingencies are met and the income is earned. Although we defer recognition of this income until the fourth quarter for purposes of calculating net income, we include the estimated amount in the calculation of FFO for each quarter of the year. The fourth quarter FFO calculation excludes the amounts recognized during the first three quarters.

Hospitality Properties Trust

CONSOLIDATED BALANCE SHEET
(dollars in thousands, except share data)

	September 30,	December 31,
	2006	2005
		(Audited)
ASSETS

Real estate properties, at cost:
Land	$584,199	$537,389
Buildings, improvements and equipment	3,423,392	3,089,304
	4,007,591	3,626,693
Accumulated depreciation	(678,303)	(613,007)
	3,329,288	3,013,686
Cash and cash equivalents	17,040	18,568
Restricted cash (FF&E reserve escrow)	29,797	29,063
Other assets, net	46,567	53,290
	$3,422,692	$3,114,607

LIABILITIES AND SHAREHOLDERS’ EQUITY

Revolving credit facility	$13,000	$35,000
Senior notes, net of discounts	1,195,982	921,606
Mortgage payable	3,717	3,766
Security deposits	185,366	185,304
Accounts payable and other liabilities	117,256	108,595
Due to affiliate	8,346	2,967
Dividends payable	1,914	1,914
Total liabilities	1,525,581	1,259,152

Commitments and contingencies

Shareholders’ equity:
Preferred shares of beneficial interest, no par value, 100,000,000 shares authorized:
Series B preferred shares; 8 7/8% cumulative redeemable; 3,450,000 shares issued and outstanding, aggregate liquidation preference $86,250	83,306	83,306
Common shares of beneficial interest; $0.01 par value; 100,000,000 shares authorized, 74,281,951 and 71,920,578, respectively issued and outstanding	743	719
Additional paid-in capital	2,158,362	2,059,883
Cumulative net income	1,318,245	1,211,072
Cumulative preferred distributions	(65,078)	(59,336)
Cumulative common distributions	(1,598,467)	(1,440,189)
Total shareholders’ equity	1,897,111	1,855,455
	$3,422,692	$3,114,607

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